UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 19, 2009

Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50908	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01. OTHER EVENTS.

On August 11, 2009, US Shipping General Partner LLC delivered a letter to Rand Logistics, Inc. responding to Rand’s August 6, 2009 revised proposed alternative transaction to US Shipping’s existing proposed plan of reorganization. A copy of the August 11th letter is attached hereto as Exhibit 99.1.  Rand responded to US Shipping on August 19, 2009 by delivery of the letter attached hereto as Exhibit 99.2. There can be no assurance that the US Shipping Board of Directors will entertain Rand's proposal or that any transaction between Rand and US Shipping will occur as a result of Rand's proposal.  Furthermore, should a transaction between Rand and US Shipping result from Rand's proposal, there can be no assurance that the terms of any such transaction would be on terms consistent with those contained in Rand's proposal.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1	Letter to Rand Logistics, Inc., dated August 11, 2009.

99.2	Letter to the Board of Directors of US Shipping General Partner LLC dated August 19, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: August 19, 2009	By:	/s/ Laurence S. Levy
	Name:	Laurence S. Levy
	Title:	Chairman of the Board and Chief Executive Officer